CF BANKSHARES INC.

Exhibit 32.1

Section 1350 Certifications

In connection with the Quarterly Report of CF Bankshares Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Timothy T. O’Dell, President and Chief Executive Officer of the Company, and Kevin J. Beerman,  Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of and for the period covered by this Report.

Dated: May 15, 2023	By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell
President and Chief Executive Officer

Dated: May 15, 2023	By:	/s/ Kevin J. Beerman
Kevin J. Beerman
Executive Vice President and Chief Financial Officer